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                                                                Exhibit 5.1
                                                                -----------

                                         July 25, 1996



         Avid Technology, Inc.
         Metropolitan Technology Park
         One Park West
         Tewksbury, MA  01876

         Gentlemen:

              We have assisted in the preparation of a Registration Statement on Form S-8 (the "Registration Statement"), to be filed with the Securities and Exchange Commission, relating to 100,000 shares of common stock, $.01 par value per share (the "Shares") of Avid Technology, Inc. (the "Company"), issuable under the Company's 1993 Director Stock Option Plan, as amended (the "Plan").

              We have examined the Third Amended and Restated Certificate of Incorporation and the By-Laws of the Company and all amendments thereto, the Registration Statement and originals, or copies certified to our satisfaction, of such records of meetings, written actions in lieu of meetings, or resolutions adopted at meetings, of the directors of the Company, documents and such other documents and instruments as in our judgment are necessary or appropriate to enable us to render the opinions expressed below.

              In examination of the foregoing documents, we have assumed the genuineness of all signatures and the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified or photostatic copies, and the authenticity of the originals of such latter documents.

              Based upon and subject to the foregoing, we are of the opinion that the Shares have been duly and validly authorized for issuance under the Plan and the Shares, when issued against payment therefor in accordance with the terms of the Plan, will be legally issued, fully paid and nonassessable.

              We hereby consent to the filing of this opinion as an Exhibit to the Registration Statement.

                                            Very truly yours,

                                            /s/ HALE AND DORR

                                            HALE AND DORR